                                                                     Exhibit 1.1

                                                                [CONFORMED COPY]

                               CFP HOLDINGS, INC.
                                 CFP GROUP, INC.
                           CUSTOM FOOD PRODUCTS, INC.
                              QF ACQUISITION CORP.

              $115,000,000 115/8% SENIOR GUARANTEED NOTES DUE 2004

                               PURCHASE AGREEMENT

                                January 23, 1997

NationsBanc Capital Markets, Inc.
NationsBank Corporate Center, 7th Floor
100 North Tryon Street
Charlotte, North Carolina  28255

Donaldson, Lufkin & Jenrette
Securities Corporation
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

            CFP Holdings, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to NationsBanc Capital Markets, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation (the "Initial Purchasers" and, individually, each an "Initial Purchaser") an aggregate of $115,000,000 principal amount of its 115/8% Senior Guaranteed Notes Due 2004 (the "Notes"). The Notes are to be issued under an indenture (the "Indenture") dated as of January 28, 1997 among the Company, CFP Group, Inc., a Delaware corporation (the "Parent Guarantor"), Custom Food Products, Inc., a California corporation ("Custom Foods"), and QF Acquisition Corp., a Delaware corporation ("QF Acquisition Corp."), as guarantors (the "Subsidiary Guarantors" and, individually, each a "Subsidiary Guarantor" and together with the Parent Guarantor, each a "Guarantor") and United States Trust Company, as trustee (the "Trustee"). The obligations of the Company under the Notes and the Indenture will be guaranteed by the Guarantors on a senior unsecured basis pursuant to the terms of the Indenture (the "Guarantees"). The Subsidiary Guarantors are wholly owned subsidiaries of the Company and therefore all references to subsidiaries of the
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Company include the Subsidiary Guarantors. The Company is a wholly owned subsidiary of the Parent Guarantor.

            The sale of the Notes to the Initial Purchasers will be made without registration of the Notes under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act. You have advised the Company that you will offer and sell the Notes purchased by you hereunder in accordance with Section 4 hereof as soon as you deem advisable. The Notes will have the benefit of certain registration rights, pursuant to a Registration Rights Agreement, dated as of January 28, 1997, among the Company, the Guarantors and the Initial Purchasers (the "Registration Rights Agreement").

            In connection with the sale of the Notes, the Company and the Subsidiary Guarantors have prepared a preliminary offering memorandum, dated January 7, 1997 (the "Preliminary Memorandum"), and a final offering memorandum, dated January 23, 1997 (the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company, the Subsidiary Guarantors and the Notes. The Company and the Subsidiary Guarantors hereby confirm that they have authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchasers. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the Execution Time (as defined below) and are not meant to include any amendment or supplement subsequent to the Execution Time.

            1. Representations and Warranties. The Company and the Guarantors jointly and severally represent and warrant to the Initial Purchasers as set forth below in this Section 1.

            (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Memorandum, at the date hereof, does not, and at the Closing Date (as defined below) will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantors make no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein.
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            (b) Each of the Parent Guarantor, the Company and the subsidiaries of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except in such jurisdictions in which the failure to so qualify, singly or in the aggregate, would not have a Material Adverse Effect (as defined below).

            (c) Each of the Parent Guarantor, the Company and the subsidiaries of the Company has full power (corporate and other) to own or lease its properties and conduct its business as described in the Final Memorandum; and each of the Company, the Parent Guarantor and the Subsidiary Guarantors has full power (corporate and other) to enter into this Agreement and the Registration Rights Agreement and the Indenture (including the Guarantees provided for therein) (collectively, the "Offering Documents") and to carry out all the terms and provisions hereof and thereof to be carried out by it.

            (d) The Company, the Parent Guarantor and the Subsidiary Guarantors have authorized, issued and outstanding capitalizations as set forth in the Final Memorandum. All of the issued shares of capital stock of the Company, the Parent Guarantor and the Subsidiary Guarantors have been duly authorized and validly issued and are fully paid and nonassessable. All of the capital stock of each of the Subsidiary Guarantors is owned of record and beneficially by the Company, free and clear of any pledge, lien, encumbrance, security interest, restriction on voting or transfer, preemptive rights or other defect or claim of any third party, except as otherwise set forth in the Final Memorandum. All of the capital stock of the Company is owned of record and beneficially by the Parent Guarantor, free and clear of any pledge, lien, encumbrance, security interest, restriction on voting or transfer, preemptive rights or other defect or claim of any third party, except as otherwise set forth in the Final Memorandum. The capital stock of the Company, the Parent Guarantor and the Subsidiary Guarantors conform to the descriptions thereof in the Final Memorandum.

            (e) The issued shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except for directors' qualifying shares and except as otherwise set forth in the Final Memorandum are owned of record and beneficially by the Company, either directly or through wholly owned subsidiaries, free and clear of any pledge, lien, encumbrance, security interest, restriction on voting or transfer, preemptive rights or other defect or claim of any third party.
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            (f) No subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Final Memorandum.

            (g) Deloitte & Touche LLP, who have audited certain financial statements of the Company and its consolidated subsidiaries and delivered their reports with respect to the audited consolidated financial statements and schedules in the Final Memorandum, are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations thereunder.

            (h) Ernst & Young LLP, who have certified certain financial statements of the Quality Foods, L.P. ("Quality Foods") and delivered their reports with respect to the audited consolidated financial statements and schedules in the Final Memorandum, are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations thereunder.

            (i) The consolidated financial statements (including the notes thereto) and schedules of the Parent Guarantor, the Company and its consolidated subsidiaries, and the financial statements (including the notes thereto) of Quality Foods, set forth in the Final Memorandum fairly present, respectively, the financial position of the Parent Guarantor, the Company and its consolidated subsidiaries and of Quality Foods, and the results of operations as of the dates and for the periods specified therein; since the date of the latest of such financial statements, there has been no change nor any development or event involving a prospective change which has had a material adverse effect on (i) the business, operations, properties, assets, liabilities, net worth, condition (financial or otherwise) or prospects of the Company and its consolidated subsidiaries, taken as a whole, as the case may be, or (ii) the ability of the Company, the Parent Guarantor or the Subsidiary Guarantors to perform any of their respective obligations under the Offering Documents or the Notes ("Material Adverse Effect"); such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise expressly noted in the Final Memorandum); the summary and selected historical financial information included in the Final Memorandum has been fairly extracted from the financial statements of the Company and Quality Foods and fairly presents, on the basis stated in the Final Memorandum, the information included therein; and the unaudited pro forma financial statements included in the Final Memorandum comply in form in all material respects with the applicable accounting
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                                      5


      requirements, which have been properly applied to the historical amounts in the compilation of such statements.

            (j) Subsequent to the respective dates as of which information is given in the Final Memorandum, (i) the Parent Guarantor, the Company and the subsidiaries of the Company have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) each of the Company and the Guarantors has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Parent Guarantor, the Company and the subsidiaries of the Company, except in each case as described in or contemplated by the Final Memorandum.

            (k) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (l) The Offering Documents have been duly authorized by all necessary corporate actions of the Company and the Guarantors, when duly executed and delivered by the Company and the Guarantors and, as the case may be, by the Trustee, and will constitute legal, valid and binding obligations of such of the Company and the Guarantors as are a party thereto, enforceable against the Company and the Guarantors in accordance with their terms, except as the same may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, including without limitation the effect of statutory or other laws regarding fraudulent conveyances or transfers or preferential transfers or (ii) general principles of equity, whether considered at law or at equity, and except as rights to indemnity and contribution may be limited by federal or state securities laws.

            (m) The Notes have been duly authorized by all necessary corporate action for issuance and sale pursuant to this Agreement and, when executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Notes will constitute legal, valid and binding obligations of the Company and the Guarantors entitled to the benefits of the Indenture
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      and enforceable against the Company and the Guarantors in accordance with its terms, except as the same may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, including without limitation the effect of statutory or other laws regarding fraudulent conveyances or transfers or preferential transfers or (ii) general principles of equity, whether considered at law or at equity.

            (n) The Guarantees have been duly authorized by all necessary corporate action for issuance and sale pursuant to this Agreement and, when the Notes are executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Guarantees will constitute legal, valid and binding obligations of the respective Guarantors entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with its terms, except as the same may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws regarding creditors' rights generally, including without limitation the effect of statutory or other laws regarding fraudulent conveyances or transfers or preferential transfers or (ii) general principles of equity, whether considered at law or at equity.

            (o) The issuance, offering and sale of the Notes to the Initial Purchasers by the Company pursuant to this Agreement, the compliance by the Company and the Guarantors with the other provisions of this Agreement and the other Offering Documents, the consummation of the other transactions herein and therein contemplated and the consummation of the Financial Transactions and the other transactions contemplated hereby and in the Final Memorandum do not (i) require the consent, approval, authorization, order, registration or qualification of or with any governmental authority or court, except such as may be required under state securities or blue sky laws or (ii) conflict with, result in a breach or violation of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of the subsidiaries of the Company, including the Subsidiary Guarantors, is a party or by which the Company or any of the subsidiaries of the Company, or any of their respective properties is bound, or the charter or by-laws of the Company or any of the subsidiaries of the Company, or any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or arbitrator applicable to the Company or any of the subsidiaries of the Company.

            (p) No legal or governmental proceedings or investigations are pending to which the Parent Guarantor, the Company or any of the subsidiaries of the Company, is a party or to which the property of the Parent Guarantor, the Company or any of the subsidiaries of the Company, is subject that are not described in the Final
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      Memorandum, and no such proceedings or investigations, to the best knowledge of the Company, have been threatened against the Parent Guarantor, the Company or any of the subsidiaries of the Company, or with respect to any of their respective properties, except in each case for such proceedings or investigations that, if the subject of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, result in a Material Adverse Effect.

            (q) Neither the Parent Guarantor, the Company nor any of the subsidiaries of the Company, is now or, after giving effect to the issuance of the Notes and the execution, delivery and performance of the Offering Documents and the consummation of the transactions contemplated thereby will be (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated businesses or (iii) incurring debts beyond its ability to pay such debts as they become due.

            (r) The Parent Guarantor, the Company and each of the subsidiaries of the Company have good and marketable title in fee simple to all items of real property and marketable title to all personal property owned by each of them, in each case free and clear of any pledge, lien encumbrance, security interest or other defect or claim of any third party, except (i) for security interests granted by the Parent Guarantor, the Company and each of the subsidiaries of the Company pursuant to the Credit Agreement dated as of December 30, 1996 among the Parent Guarantor, the Company, NationsBank of Texas, N.A., and the other parties thereto, (ii) such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Parent Guarantor, the Company or such subsidiary, and (iii) as otherwise set forth in the Final Memorandum. Any real property and buildings held under lease by the Company or any such subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such subsidiary.

            (s) ERISA:

                  (i) Definitions:

                        "ERISA" means the Employee Retirement Income Security
                  Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                        "ERISA Affiliate" means any trade or business (whether
                  or not incorporated) that for purposes of Title IV of ERISA is a member of the controlled group of the Company, or under common control with the
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                                      8


                  Company, within the meaning of Section 414 of the Internal Revenue Code.

                        "ERISA Event" means (a)(i) the occurrence of a
                  reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or
                  (ii) the requirements of subsection (1) of Section 4043(b) of ERISA are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of
                  Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Company or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in
                  Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to
                  Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                        "Multiemployer Plan" means a multiemployer plan, as
                  defined in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                        "Multiple Employer Plan" means a single employer plan,
                  as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any ERISA Affiliate and at least one trade or business (whether or not incorporated) other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of
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                                      9


                  which the Company or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                        "PBGC" means the Pension Benefit Guaranty Corporation.

                        "Plan" means a Single Employer Plan or a Multiple
                  Employer Plan.

                        "Single Employer Plan" means a single employer plan, as
                  defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any ERISA Affiliate and no trade or business (whether or not incorporated) other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                        "Underfunding" means, with respect to any Plan, the
                  excess, if any, of the "projected benefit obligations" (within the meaning of Statement of Financial Accounting Standards 87) under such Plan (determined using the actuarial assumptions used for purposes of calculating funding requirements in the most recent actuarial report for such plan) over the fair market value of the assets held under the Plan.

                        "Withdrawal Liability" has the meaning specified in Part
                  I of Subtitle E of Title IV of ERISA.

                  (ii) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

                  (iii) The aggregate Underfunding with respect to all Plans which have any Underfunding does not exceed $100,000.

                  (iv) Neither the Company nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability.

                  (v) Neither the Company nor any ERISA Affiliate has been
            notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.
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                                      10


            (t) No labor dispute with the employees of the Company, or any of the subsidiaries of the Company, exists or to the best knowledge and belief of the Company and its subsidiaries is threatened or imminent which is likely to result in a Material Adverse Effect.

            (u) The Company and the subsidiaries of the Company own or otherwise possess the right to use all patents, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, and all other proprietary rights and confidential information used in the conduct of their respective businesses as currently conducted; and neither the Company nor any subsidiary of the Company has received any notice, or is otherwise aware, of any infringement of or conflict with the rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (v) The Company and the subsidiaries of the Company are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            (w) The Parent Guarantor, the Company and the subsidiaries of the Company possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and none of the Parent Guarantor, the Company or any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (x) Environmental Matters:

                  (i) The Parent Guarantor, the Company and the subsidiaries of the Company are and have been in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards, and requirements ("Legal Requirements") relating to: human health and safety; pollution; management, disposal or release of any chemical substance, product
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                                      11


            or waste; and protection, cleanup, remediation or corrective action relating to the environment or natural resources ("Environmental Law");

                  (ii) The Parent Guarantor, the Company and the subsidiaries of the Company have obtained and are in compliance with the conditions of all permits, licenses, approvals, authorizations, and variances necessary under any Environmental Law for the continued conduct of the business of the Company and each subsidiary of the Company, in the manner now conducted ("Environmental Permits");

                  (iii) There are no past or present conditions or
            circumstances, including but not limited to pending changes in any Environmental Law or Environmental Permit, that are likely to interfere with the conduct of the business of the Company or any subsidiary of the Company, in the manner now conducted or which would interfere with compliance with any Environmental Law or Environmental Permit; and

                  (iv) There are no past or present conditions or circumstances at, or arising out of, the business, assets and properties of the Parent Guarantor, the Company or any subsidiary of the Company, or any formerly leased, operated or owned businesses, assets or properties of the Parent Guarantor, the Company or any subsidiary of the Company, including but not limited to on-site or off-site disposal or release of any chemical substance, product or waste, which may give rise to: (A) liabilities or obligations for any cleanup, remediation or corrective action under any Environmental Law, (B) claims arising under any Environmental Law for personal injury, property damage, or damage to natural resources, (C) liabilities or obligations incurred to enable the Parent Guarantor, the Company or any subsidiary of the Company, to comply with any Environmental Law, or (D) fines or penalties arising under any Environmental Law;

      except in each case for any noncompliance or conditions or circumstances that, singly or in the aggregate, would not result in a Material Adverse Effect.

            (y) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observation of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Parent Guarantor, the Company or any of the subsidiaries of the Company is a party or by which the Parent Guarantor, the Company or any of the subsidiaries of the Company, or any of their respective properties, is bound which would have a Material Adverse Effect.

            (z) The Parent Guarantor, the Company and the Subsidiary Guarantors have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest and other than taxes of less than $250,000 in the aggregate.

            (aa) Assuming the accuracy of the representations made by the Initial Purchasers in Section 4, none of the Company, the Guarantors, or any Affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) of the Company or the Guarantors, or any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

            (bb) Assuming the accuracy of the representations made by the Initial Purchasers in Section 4, none of the Company, the Guarantors, or any Affiliate of the Company or the Guarantors, or any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes.

            (cc) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

            (dd) The Company has been advised by the National Association of Securities Dealers, Inc. (the "NASD") PORTAL Market ("PORTAL") that the Notes have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

            (ee) With respect to those Notes sold in reliance on Regulation S under the Securities Act ("Regulation S"), (i) none of the Company, its Affiliates, the Guarantors, or any person acting on its or their behalf (other than the Initial Purchasers or their respective Affiliates, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates, the Guarantors and any person acting on its or their behalf (other than the Initial Purchasers or their respective Affiliates) has complied with and will comply with the offering restrictions requirement of Regulation S.

            (ff) Neither the Company nor any Guarantor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number of holders of the securities of the Company or the Guarantors, as the case may be; and each of the Company and the Guarantors will conduct its operations in a manner that will not subject it to registration as an investment company under the Investment Company Act.

            (gg) None of the Company, the Guarantors or any Affiliate of the Company or the Guarantors has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company or the Guarantors to facilitate the sale or resale of the Notes; nor has the Company or the Guarantors or any Affiliate of the Company or the Guarantors paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

            (hh) The information provided by the Company pursuant to Section 5(i) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (ii) Each certificate signed by any officer of the Company or of the Guarantors and delivered to the Initial Purchasers or its counsel shall be deemed to be a representation and warranty by the Company and the Guarantors to the Initial Purchasers as to the matters covered thereby.

            2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Initial Purchasers, and the Initial Purchasers agree severally and not jointly to purchase in the respective amounts set forth in
Schedule 1 from the Company, at a purchase price of 97% of the principal amount thereof, plus accrued interest, if any, from January 28, 1997 to the Closing Date, $115,000,000 in principal amount of Notes.

            3. Delivery and Payment. Delivery of and payment for the Notes shall be made at 10:00 AM, New York City time, on January 28, 1997, or such later date (not later than February 5, 1997) as the Initial Purchasers shall designate, which date and time may be postponed by agreement between the Initial Purchasers and the Company (such date and time of delivery and payment for the Notes being herein called the "Closing Date"). Delivery of the Notes shall be made to the Initial Purchasers against payment by the Initial Purchasers of the purchase price thereof to or upon the order of the Company in immediately available funds. Delivery of the Notes shall be made at such location as the Initial Purchasers shall reasonably designate at least one business day in advance of the Closing Date and payment for the Notes shall be made at the offices of Shearman & Sterling ("Counsel for the Initial Purchasers"), 599 Lexington Avenue, New York, New York, with any transfer taxes payable in connection with the transfer of the Notes fully paid, against payment of the purchase price therefor. Certificates for the Notes shall be registered in such names and in such denominations as the Initial Purchasers may request not less than two full business days in advance of the Closing Date.

            The Company agrees to have the Notes available for inspection, checking and packaging by the Initial Purchasers in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

            4. Offering of Notes. Each Initial Purchaser represents and warrants to and agrees with the Company and the Guarantors that:

            (a) It has not offered or sold, and will not offer or sell, any Notes except to those it reasonably believes to be (i) "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) or (ii) other institutional "accredited investors" (as defined in Rule 501 of Regulation D) that, prior to their purchase of the Notes, deliver to such Initial Purchaser a letter containing the representations and agreements set forth in Annex A to the Final Memorandum or (iii) non-U.S. persons outside the United States to whom it reasonably believes offers and sales of the Notes may be made in reliance upon Regulation S in transactions meeting the requirements of Regulation S.

            (b) In connection with each sale described in Section 4(a), it has taken or will take reasonable steps to ensure that the purchaser of such Notes is aware that such sale is being made in reliance on an exception from the registration requirements of the Securities Act.

            (c) Neither of the Initial Purchasers nor any person acting on their behalf has made or will make offers or sales of the Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D).

            (d) With respect to Notes sold in reliance on Regulation S, the Initial Purchasers have not offered or sold, and will not offer or sell, any Notes by means of any directed selling efforts (as defined in Rule 902 of Regulation S) in the United States.

            5. Agreements. The Company and the Guarantors jointly and severally agree with the Initial Purchasers that:

            (a) The Company and the Guarantors will furnish to the Initial Purchasers and to Counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as it may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

            (b) Neither the Company nor the Guarantors will amend or supplement the Final Memorandum without the prior written consent of the Initial Purchasers.

            (c) If at any time prior to the completion of the sale of the Notes by the Initial Purchasers, any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company and the Guarantors will promptly notify the Initial Purchasers of the same and, subject to the requirements of paragraph (b) of this
      Section 5, will prepare and provide to the Initial Purchasers pursuant to paragraph (a) of this Section 5 an amendment or supplement which will correct such statement or omission or effect such compliance.

            (d) The Company will arrange for the qualification of the Notes for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Notes, provided, however, that neither the Company nor the Guarantors shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject or to subject itself to taxation in any such jurisdiction. The Company will promptly advise the Initial Purchasers of the receipt by the Company or the Guarantors of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

            (e) Whenever the Company or the Guarantors publish or make available to the public (by filing with any regulatory authority or securities exchange or by publishing a press release or otherwise) any information that could reasonably be expected to be material in the context of the issue of Notes under this Agreement, the same shall immediately notify the Initial Purchasers as to the nature of such information or event. The Company and the Guarantors will likewise notify the Initial Purchasers of
      (i) any decrease in the rating of the Notes or any other debt securities of the

      Company or the Guarantors by any nationally recognized statistical rating organization (as defined in Rule 436(g) under the Securities Act) or (ii) any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating which does not indicate the direction of the possible change, as soon as the Company or the Guarantor becomes aware of any such decrease or notice. For a period of five years after the Closing Time, the Company and the Guarantors will also deliver to the Initial Purchasers, as soon as available and to the extent individually prepared, and without request, copies of their respective latest annual reports and quarterly statements and any reports of their auditors thereon.

            (f) The Company and the Guarantors will not, and will not permit any of their Affiliates to, resell any Notes that have been acquired by any of them.

            (g) None of the Company, the Guarantors, any of their Affiliates, or any person acting on their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

            (h) None of the Company, the Guarantors, any of their Affiliates, or any person acting on their behalf will engage in connection with the offering of the Notes (i) in any form of general solicitation or general advertising (within the meaning of Regulation D), (ii) in any public offering within the meaning of Section 4(2) of the Act or (iii) in any directed selling efforts (as defined in Rule 902 under the Act and the Securities and Exchange Commission's Release No. 33-6863) in the United States in connection with the Notes proposed to be offered and sold pursuant to Regulation S by the Initial Purchasers in connection with any offer or sale of the Notes.

            (i) The Company and the Guarantors will provide to each holder of Notes and to each prospective purchaser (as designated by such holder) of Notes, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of Notes.

            (j) The Company and the Guarantors will cooperate with the Initial Purchasers and use their best efforts to (i) permit the Notes to be eligible for clearance and settlement through The Depository Trust Company and (ii) permit the Notes to be designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

            6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") and the Closing Date, to the accuracy of the statements of the Company and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their obligations hereunder and to the following additional conditions:

            (a) The Company and the Guarantors shall have entered into a Registration Rights Agreement with the Initial Purchasers in the form attached hereto as Exhibit 1;

            (b) The Company shall have furnished to the Initial Purchasers the opinion of O'Sullivan Graev & Karabell, LLP, counsel for the Company, the Parent Guarantor, Custom Foods and QF Acquisition Corp., dated the Closing Date substantially to the effect that:

                  (i) each of the Parent Guarantor, the Company and the
            subsidiaries of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, except where the failure to be so qualified, singly or in the aggregate, would not have a Material Adverse Effect;

                  (ii) the Company has an authorized, issued and outstanding capitalization as set forth in the Final Memorandum. All of the issued shares of capital stock of the Company, the Parent Guarantor and the Subsidiary Guarantors have been duly authorized and validly issued and are fully paid and nonassessable. All of the capital stock of each of the Subsidiary Guarantors is owned of record and beneficially by the Company, free and clear of any pledge, lien, encumbrance, security interest, restriction on voting or transfer, preemptive rights or other defect or claim of any third party, except as otherwise set forth in the Final Memorandum. All of the capital stock of the Company is owned of record and beneficially by the Parent Guarantor, free and clear of any pledge, lien, encumbrance, security interest, restriction on voting or transfer, preemptive rights or other defect or claim of any third party, except as otherwise set forth in the Final Memorandum. The capital stock of the Company, the Parent Guarantor and the Subsidiary Guarantors conform to the descriptions thereof in the Final Memorandum;

                  (iii) the issued shares of capital stock of each of the
            Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except for directors' qualifying shares and except as otherwise set forth in the Final Memorandum are owned of record and beneficially by the Company, either directly or through wholly owned subsidiaries, free and clear of any pledge, lien, encumbrance, security interest, restriction on voting or transfer, preemptive rights or other defect or claim of any third party;

                  (iv) each of this Agreement, the Registration Rights Agreement and the Indenture, including the Guarantees of the Parent Guarantor, Custom Foods and QF Acquisition Corp. has been duly authorized, executed and delivered by the Company, the Parent Guarantor, Custom Foods and QF Acquisition Corp.; each of the Indenture, the Guarantees of the Parent Guarantor, Custom Foods and QF Acquisition Corp. and the Registration Rights Agreement constitutes a legal, valid and binding instrument enforceable against the Company, the Parent Guarantor, Custom Foods and QF Acquisition Corp. as the case may be, in accordance with its terms; and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms and the Guarantees of the Parent Guarantor, Custom Foods and QF Acquisition Corp. will constitute legal, valid and binding obligations of the respective Guarantor entitled to the benefits of the Indenture and enforceable against the respective Guarantor in accordance with their terms; except, in each case, as the same may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, including without limitation the effect of statutory or other laws regarding fraudulent conveyances or transfers or preferential transfers or (ii) general principles of equity, whether considered at law or at equity, and except as rights to indemnity and contribution may be limited by federal or state securities laws;

                  (v) the statements set forth under the heading "Description of
            Notes" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Notes, the Indenture and the Registration Rights Agreement are accurate in all material respects;

                  (vi) no consent, approval, authorization or order of any
            governmental authority or court is required for the consummation of the transactions contemplated herein, except such as may be required under the securities or blue sky laws of any jurisdiction in connection with the purchase and sale of the Notes by the Initial Purchasers;

                  (vii) assuming the accuracy of the representations and
            warranties of the Initial Purchasers and compliance by it with its agreements contained herein, neither the issuance, offering and sale of the Notes to the Initial Purchasers by the Company pursuant to this Agreement, the compliance by the Company, the Parent Guarantor, Custom Foods and QF Acquisition Corp. with the other provisions of this Agreement and the other Offering Documents, or the consummation of the other transactions herein and therein contemplated will conflict with, result in a breach or violation of, or constitute a default under any statute, rule or regulation or the charter or by-laws of the Company, the Parent Guarantor, Custom Foods or QF Acquisition Corp., or the indentures, mortgages, deeds of trust, leases or other agreements or instruments to which the Company, the Parent Guarantor or any of the subsidiaries of the Company is a party or by which the Company, the Parent Guarantor or any of the subsidiaries of the Company or any of their respective properties is bound as listed in Exhibit A to such opinion or any judgment, order or decree known to such counsel to be applicable to the Company, the Parent Guarantor or any of the subsidiaries of the Company or of any governmental authority or court or arbitrator having jurisdiction over the Company, the Parent Guarantor or any of the subsidiaries of the Company;

                  (viii) assuming the accuracy of the representations and
            warranties of the Initial Purchasers and compliance by it with its agreements contained herein, no registration of the Notes under the Securities Act is required, and no qualification of the Indenture under the Trust Indenture Act of 1939 is necessary, for the offer and sale by the Initial Purchasers of the Notes in the manner contemplated by this Agreement; and

                  (ix) none of the Company, the Parent Guarantor, Custom Foods or QF Acquisition Corp. is an "investment company" within the meaning of the Investment Company Act without taking account of any exemption arising out of the number of holders of securities of the Company, the Parent Guarantor, Custom Foods or QF Acquisition Corp..

            Such counsel shall also state that they have no reason to believe that at the Execution Time the Final Memorandum contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Final Memorandum includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of Delaware or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to Counsel for the Initial Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company or Custom Foods and public officials.

            Matters governed by California law may be opined upon by California counsel satisfactory to Counsel to the Initial Purchasers.

            All references in this Section 6(b) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

            (c) The Initial Purchasers shall have received from Counsel for the Initial Purchasers such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes and other related matters as the Initial Purchasers may reasonably require, and Company and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters;

            (d) (i) the representations and warranties of the Company or the Guarantors, as the case may be, in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company or the Guarantors, as the case may be, shall have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                  (ii) since the date of the most recent financial statements included in the Final Memorandum, there shall have been no change nor any development or event involving a prospective change constituting a Material Adverse Effect; and

                  (iii) each of the Company and the Guarantors shall have furnished to the Initial Purchasers a certificate of the Company or the Guarantor, as the case may be, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company or the Guarantor, as the case may be, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and to the effect set forth in clauses (i) and (ii) above.

            (e) At the Execution Time and at the Closing Date, Deloitte & Touche LLP shall have furnished to the Initial Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Initial Purchasers, confirming that they are independent accountants within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable rules and regulations thereunder and Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (the "AICPA") and substantially to the effect that:

                  (i) in their opinion the audited financial statements included in the Final Memorandum and reported on by them comply in form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations thereunder; and

                  (ii) on the basis of a reading of the latest unaudited
            financial statements made available by the Company and its subsidiaries; their limited review in accordance with the standards established by the AICPA of the unaudited interim financial information; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit and compensation committees of the Company and the subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to September 30, 1996, nothing came to their attention which caused them to believe that:

                        (A) any unaudited financial statements included in the
                  Final Memorandum are not, in all material respects, in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Final Memorandum; or

                        (B) with respect to the period subsequent to September
                  30, 1996, there were any changes, at a specified date not more than three business days prior to the date of the letter, in the long-term debt or other long-term liabilities of the Company and its subsidiaries or net investment of the Company in Custom Foods, or decreases in total current assets or increases in total current liabilities of the Company and its subsidiaries as compared with the amounts shown on the September 30, 1996 consolidated balance sheet included in the Final Memorandum, or for the period from October 1, 1996 to such specified date there were, as compared with the corresponding period in the preceding year, any decreases in net sales, gross profit, operating income or net income or any increases in interest expense of the Company and its subsidiaries, except in all instances for changes, decreases or increases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchasers; or

                        (C) the information included under the headings
                  "Selected Consolidated Financial Data" and
                  "Management--Executive Compensation" is not in conformity with the disclosure requirements of Regulation S-K; or

                        (D) the unaudited pro forma financial statements do not
                  comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of the unaudited pro forma; and

                  (iii) on the basis of a reading of the latest unaudited
            financial statements made available by the Company and its subsidiaries; their limited review in accordance with the standards established by the AICPA of the unaudited interim financial information; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit and compensation committees of the Company and its subsidiaries; and inquiries of certain officials of the Company and its subsidiaries who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1996, nothing came to their attention which caused them to believe that with respect to the period subsequent to December 31, 1996, there were any changes, at a specified date not more than three business days prior to the date of the letter, in the short-term debt or the long-term debt of the Company and its subsidiaries, preferred stock of the Company and its subsidiaries or common stock of the Company and its subsidiaries, or decreases in the accumulated deficit or in the total stockholders' deficit of the Company and its subsidiaries as compared with the amounts set forth in the Final Memorandum under the caption "Capitalization" except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchasers; and

                  (iv) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of Quality Foods, the Company and the subsidiaries of the Company) set forth in the Final Memorandum, including without limitation the information set forth under the captions "Offering Memorandum Summary," "Risk Factors," "The Quality Foods Acquisition," "Use of Proceeds," "Capitalization," "Unaudited Pro Forma Condensed Combined Financial Statements," "Unaudited Pro Forma Condensed Combined Balance Sheet," "Unaudited Pro Forma Condensed Combined Statement of Operations," "Selected Historical Financial Data of CFP Holdings," "Management's Discussion and Analysis," "Business," "Management," "Certain Transactions," "Description of Bank Credit Agreement" and "Description of Notes" in the Final Memorandum, agrees with the accounting records of Quality Foods, the Company and the subsidiaries of the Company, excluding any questions of legal interpretation; and

                  (v) on the basis of a reading of the unaudited pro forma
            financial statements (the "pro forma financial statements") included in the Final Memorandum; carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

            All references in this Section 6(e) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the date of the letter.

      (f) At the Execution Time and at the Closing Date, Ernst & Young LLP shall have furnished to the Initial Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Initial Purchasers, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder and Rule 101 of the Code of Professional Conduct of the AICPA and stating in effect that:

                  (i) in their opinion the audited financial statements included in the Final Memorandum and reported on by them comply in form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations thereunder; and

                  (ii) on the basis of a reading of the latest unaudited
            financial statements made available by Quality Foods; their limited review in accordance with the standards established by the AICPA of the unaudited interim financial information; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the partners and audit and compensation committees of Quality Foods and the subsidiaries; and inquiries of certain officials of Quality Foods who have responsibility for financial and accounting matters of Quality Foods and its subsidiaries as to transactions and events subsequent to December 31, 1995, nothing came to their attention which caused them to believe that:

                        (A) any unaudited financial statements included in the
                  Final Memorandum are not, in all material respects, in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Final Memorandum; or

                        (B) with respect to the period subsequent to September
                  30, 1996, there were any changes, at a specified date not more than three business days prior to the date of the letter, in the long-term debt or other long-term liabilities of Quality Foods or net investment of QF Acquisition Corporation in Quality Foods, or decreases in total current assets or increases in total current liabilities of Quality Foods as compared with the amounts shown on the September 30, 1996 consolidated balance sheet included in the Final Memorandum, or for the period from September 30, 1996 to such specified date there were, as compared with the corresponding period in the preceding year, any decreases in net sales, gross profit, operating income or net income or any increases in interest expense of Quality Foods, except in all instances for changes, decreases or increases set forth in such letter, in which case the letter shall be accompanied by an explanation by Quality Foods as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchasers; or

                        (C) the information included under the headings "Quality
                  Foods, L.P. Selected Consolidated Financial Data" is not in conformity with the disclosure requirements of Regulation S-K; and

                  (iii) on the basis of a reading of the latest unaudited
            financial statements made available by Quality Foods; their limited review in accordance with the standards established by the AICPA of the unaudited interim financial information; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the board and audit and compensation committees of Quality Foods; and inquiries of certain officials of Quality Foods who have responsibility for financial and accounting matters of Quality Foods as to transactions and events subsequent to September 30, 1996, nothing came to their attention which caused them to believe that with respect to the period subsequent to September 30, 1996, there were any changes, at a specified date not more than three business days prior to the date of the letter, in the short-term debt or the long-term debt of Quality Foods, preferred stock of Quality Foods or common stock of Quality Foods, or decreases in the accumulated deficit or in the total partners' deficit of Quality Foods as compared with the amounts set forth in the Final Memorandum under the caption "Capitalization--Quality Foods," except in all instances for changes or decreases set forth in such letter or in the Final Memorandum, in which case the letter shall be accompanied by an explanation by Quality Foods as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchasers; and

                  (iv) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of Quality Foods, the Company and the subsidiaries of the Company) set forth in the Final Memorandum, including without limitation the information set forth under the captions "Offering Memorandum Summary," "Risk Factors," "The Quality Foods Acquisition," "Use of Proceeds," "Capitalization," "Selected Historical Financial Data of Quality Foods," "Management's Discussion and Analysis," "Business," "Management" and "Certain Transactions" in the Final Memorandum, agrees with the accounting records of Quality Foods, excluding any questions of legal interpretation.

            All references in this Section 6(f) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the date of the letter.

            (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum, there shall not have been (i) any change or decrease specified in the letters referred to in paragraphs (e) and (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and the subsidiaries of the Company, whether or not constituting a Material Adverse Effect, the effect of which, in any case referred to in clause (i) or (ii) above, in the judgment of the Initial Purchasers is to make impractical or inadvisable the marketing of the Notes as contemplated by the Final Memorandum.

            (h) The Initial Purchasers shall have received an opinion from counsel to the Trustee, dated the Closing Date, addressed to the Initial Purchasers and in form and substance satisfactory to Counsel for the Initial Purchasers, to the effect that:

                  (i) the Trustee is a national banking association or state chartered bank or trust company and is validly existing in good standing under the laws of the jurisdiction in which it is incorporated;

                  (ii) the Trustee has the power and authority to enter into the
            Indenture and authenticate the Notes as Trustee under such Indenture;

                  (iii) the Indenture has been duly authorized, executed and delivered by the Trustee, as Trustee under such Indenture, and such Indenture is valid and binding on such Trustee and enforceable against the Trustee in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect; and

                  (iv) the Notes have been duly authenticated and delivered by the Trustee, as Trustee, under the Indenture.

            (i) Prior to the Closing Date, the Company and the Subsidiary Guarantors shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

            If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchasers and Counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Initial Purchasers. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

            The documents required to be delivered by this Section 6 will be delivered at the office of Counsel for the Initial Purchasers, at 599 Lexington Avenue, New York, New York, on the Closing Date.

            7. Payment of Expenses. The Company shall, whether or not the transactions contemplated by the Offering Documents are consummated, (i) pay all expenses incident to the performance of its obligations and the obligations of the Guarantors under the Offering Documents, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Preliminary Memorandum, the Final Memorandum, all amendments thereof and supplements thereto, the Offering Documents and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including fees of counsel, incurred in compliance with Section 5(d), the fees and disbursements of the Trustee and the fees of any agency that rates the Notes, the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in the PORTAL system, (ii) pay the fees and expenses of Counsel for the Initial Purchasers incurred in connection with the proposed purchase and resale of the Notes and (iii) reimburse the Initial Purchasers as requested for all other out-of-pocket expenses incurred by the Initial Purchasers in connection with the proposed purchase and resale of the Notes.

            8. Indemnification and Contribution. (a) The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless the Initial Purchasers, the directors, officers, employees and agents of the Initial Purchasers and each person who controls the Initial Purchasers within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or any information provided by the Company or a Guarantor to any holder or prospective purchaser of Notes pursuant to Section 5(i), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and jointly and severally agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission (i) made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein or (ii) made in the Preliminary Memorandum if a copy of the Final Memorandum was not delivered by or on behalf of the Initial Purchasers to the person asserting any claim against the Initial Purchasers, the Final Memorandum was required by law to have been so delivered by the Initial Purchasers and the untrue statement contained in or omission from such Preliminary Memorandum was corrected in the Final Memorandum. This indemnity agreement will be in addition to any liability which the Company or the Guarantors may otherwise have.

            (b) The Initial Purchasers agree to indemnify and hold harmless the Company and the Guarantors, the directors and officers of the Company and of the Guarantors, and each person who controls the Company or the Guarantors within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and each of the Guarantors to the Initial Purchasers, but only with reference to written information relating to the Initial Purchasers furnished to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which the Initial Purchasers may otherwise have.

            (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

            (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and each of the Guarantors, jointly and severally, and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and by the Initial Purchasers, on the other hand, from the offering of the Notes; provided, however, that in no case shall the Initial Purchasers be responsible for any amount in excess of the purchase discount or commission applicable to the Notes purchased by the Initial Purchasers hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors, on the one hand, and of the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions received by the Initial Purchasers from the Company in connection with the purchase of the Notes hereunder. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Guarantors or the Initial Purchasers. The Company and the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 8, each person who controls the Initial Purchasers within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of the Initial Purchasers shall have the same rights to contribution as the Initial Purchasers, and each person who controls the Company or the Guarantors within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company or of the Guarantors, as the case may be, shall have the same rights to contribution as the Company or of the Guarantors, as the case may be, subject in each case to the applicable terms and conditions of this paragraph (d).

            9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchasers, by notice given to the Company prior to delivery of and payment for the Notes, if prior to such time
(i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Final Memorandum.

            10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Guarantors and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or the Guarantors or any of the other persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

            11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchasers, will be mailed, delivered or telecopied and confirmed to NationsBanc Capital Markets, Inc., NationsBank Corporate Center, 7th Floor, 100 North Tryon Street, Charlotte, North Carolina 28255; or, if sent to the Company or the Subsidiary Guarantors, will be mailed, delivered or telecopied and confirmed to the Company at 1117 West Olympic Blvd., P.O. Box 1027, Montbello, California 90640,
Attention: Eric W. Ek, Vice President and Chief Financial Officer.

            12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the other persons referred to in Section 8 hereof, and, except as expressly set forth in
Section 5(i) hereof, no other person will have any right or obligation hereunder.

            13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

            14. Business Day. For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law, executive order or regulation to close.

            15. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company, the Guarantors and the Initial Purchasers.

                                    Very truly yours,

                                    CFP HOLDINGS, INC.

                                    By: /s/ Keith Pennell
                                        -------------------------------
                                        Name: Keith Pennell
                                        Title: Assistant Secretary


                                    CFP GROUP, INC.

                                    By: /s/ Keith Pennell
                                        -------------------------------
                                        Name: Keith Pennell
                                        Title: Assistant Secretary


                                    CUSTOM FOOD PRODUCTS, INC.

                                    By: /s/ Keith Pennell
                                        -------------------------------
                                        Name: Keith Pennell
                                        Title: Assistant Secretary


                                    QF ACQUISITION CORP.

                                    By: /s/ Keith Pennell
                                        -------------------------------
                                        Name: Keith Pennell
                                        Title: Assistant Secretary

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

NATIONSBANC CAPITAL MARKETS, INC.
DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION


By:  NATIONSBANC CAPITAL MARKETS, INC.


By: /s/ David B. Stith
--------------------------------
    Name: David B. Stith
    Title: Managing Director

                                  SCHEDULE 1

                              INITIAL PURCHASERS

Initial Purchasers                                              Principal Amount
------------------                                              ----------------

NationsBanc Capital Markets, Inc. ............................        86,250,000
Donaldson Lufkin & Jenrette Securities Corporation ...........        28,750,000

                                                                    ------------
Total ........................................................      $115,000,000
                                                                    ============